AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 2004.
                                                     REGISTRATION NO. 333-110975
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ------------------

                               INVIVO CORPORATION
             (Exact name of Registrant as specified in its charter)

                  DELAWARE                              77-0115161
      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)              Identification Number)

                          4900 HOPYARD ROAD, SUITE 210
                              PLEASONTON, CA 94588
                                 (925) 468-7600
                    (Address of principal executive offices)



                             1994 STOCK OPTION PLAN
                            (Full title of the plan)

                                GLENN H. EPSTEIN
                             CHIEF EXECUTIVE OFFICER
                               INVIVO CORPORATION
                             450 OLD NISKAYUNA ROAD
                                  P.O. BOX 461
                             LATHAM, NEW YORK 12110
                                 (518) 712-1122
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Clare O'Brien, Esq.
                             Shearman & Sterling LLP
                              599 Lexington Avenue
                            New York, New York 10022

================================================================================

                       DEREGISTRATION OF UNSOLD SECURITIES

            This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-110975 (the "Registration Statement"), of Invivo Corporation (the "Company") pertaining to the 150,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), which was filed with the Securities and Exchange Commission and became effective on December 5, 2003. The Registration Statement registered 150,000 shares of Common Stock for sale pursuant to the 1994 Stock Option Plan. On December 17, 2003, the Company, Intermagnetics General Corporation ("Intermagnetics") and Invivo Acquisition Corporation f/k/a Magic Subsidiary Corporation, a wholly owned subsidiary of Intermagnetics ("Purchaser"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Intermagnetics (the "Merger"). The Merger became effective on January 27, 2004 (the "Effective Time") upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

            As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered, but unsold, under the Registration Statement.

                                     PART II

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 27th day of January, 2004.


                                       INVIVO CORPORATION


                                       By: /s/ Glenn H. Epstein
                                           ------------------------------------
                                       Name: Glenn H. Epstein
                                       Title: Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective Amendment No. 1 has been signed below by the following persons in the indicated capacities on the 27th day of January, 2004.

Signature                              Capacity
---------                              --------
/s/ Glenn H. Epstein                   Chief Executive Officer and Director
------------------------------------   (principal executive officer)
Glenn H. Epstein

/s/ Michael K. Burke                   Treasurer and Director
------------------------------------   (principal financial officer and
Michael K. Burke                       accounting principal officer)


/s/ Thomas J. O'Brien                  President and Director
------------------------------------
Thomas J. O'Brien